EX.99.(b)(9)(fff)

           ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT SUPPLEMENT

                     (Boston Partners Large Cap Value Fund)

     This supplemental agreement is entered into this 16th day of October, 1996 by and between THE RBB FUND, INC. (the "Company") and PFPC Inc., a Delaware corporation (the "Administrator"), which is an indirect, wholly owned subsidiary of PNC Bank Corp.

     The Company is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Company and the Administrator have entered into a Administration and Accounting Services Agreement, dated as of April 10, 1991 (as from time to time amended and supplemented, the "Agreement"), pursuant to which the Administrator has undertaken to act as administrator and accounting services agent for the Fund as more fully set forth therein. Certain capitalized terms used without definition in this Supplement have the meaning specified in the Agreement.

     The Fund agrees with the Administrator as follows:

     1. ADOPTION OF ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT. The Agreement is hereby adopted for the Boston Partners Large Cap Value Fund.

     2. COMPENSATION. As compensation for the services rendered by the Administrator during the term of the Agreement, the Fund will pay to the Administrator, with respect to such Class of the Fund, monthly fees as shall be agreed to from time to time by the Fund and the Administrator.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.


THE RBB FUND, INC.                                 PFPC INC.



By______________________                           By_______________________

                         CUSTODIAN AGREEMENT SUPPLEMENT

                     (Boston Partners Large Cap Value Fund)

     This supplemental agreement is entered into this 16th day of October, 1996 by and between THE RBB FUND, INC. (the "Company") and PFPC Inc., a Delaware corporation (the "Custodian Agent"), which is an indirect, wholly owned subsidiary of PNC Bank Corp.

     The Company is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Company and the Custodian have entered into a Custodian Agreement, dated as of August 16, 1988 (as from time to time amended and supplemented, the "Custodian Agreement"), pursuant to which the Custodian has undertaken to act as custodian for the Company with respect to the Portfolios of the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Custodian Agreement Supplement have the meaning specified in the Custodian Agreement.

     The Fund agrees with the Custodian as follows:

     1. ADOPTION OF CUSTODIAN AGREEMENT. The Custodian Agreement is hereby adopted for the Boston Partners Large Cap Value Fund.

     2. COMPENSATION. As compensation for the services rendered by the Custodian during the term of the Custodian Agreement, the Fund will pay to the Custodian, with respect to Boston Partners Large Cap Value Fund, monthly fees as shall be agreed to from time to time by the Fund and the Custodian.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.


THE RBB FUND, INC.                                 PFPC INC.



By______________________                           By_______________________